Issuer Free Writing Prospectus Filed pursuant to Rule 433 Dated September 10, 2020 Registration No. 333-239125 NASDAQ: IBTX Investor Presentation September 2020Issuer Free Writing Prospectus Filed pursuant to Rule 433 Dated September 10, 2020 Registration No. 333-239125 NASDAQ: IBTX Investor Presentation September 2020

Safe Harbor Statement Cautionary Note Regarding Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Independent Bank Group, Inc. (“IBTX”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on IBTX’s current expectations and assumptions regarding IBTX’s business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, assumptions, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could materialize or IBTX’s underlying assumptions could provide incorrect and affect IBTX’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others, risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the operations and business of IBTX relating thereto, and the business, economic and political conditions in the markets in which IBTX operates. Except to the extent required by applicable law or regulation, IBTX disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding IBTX and factors which could affect the forward-looking statements contained herein can be found in IBTX’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020, and its other filings with the Securities and Exchange Commission (“SEC”). NASDAQ: IBTX 2Safe Harbor Statement Cautionary Note Regarding Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Independent Bank Group, Inc. (“IBTX”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on IBTX’s current expectations and assumptions regarding IBTX’s business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, assumptions, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could materialize or IBTX’s underlying assumptions could provide incorrect and affect IBTX’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others, risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the operations and business of IBTX relating thereto, and the business, economic and political conditions in the markets in which IBTX operates. Except to the extent required by applicable law or regulation, IBTX disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding IBTX and factors which could affect the forward-looking statements contained herein can be found in IBTX’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020, and its other filings with the Securities and Exchange Commission (“SEC”). NASDAQ: IBTX 2

Safe Harbor Statement (cont.) Non-GAAP Financial Measures In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. These measures and ratios include “adjusted net income,” “tangible book value,” “tangible book value per common share,” “adjusted efficiency ratio,” “tangible common equity to tangible assets,” “return on tangible common equity,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on tangible common equity,” “adjusted earnings per share,” “adjusted diluted earnings per share,” “adjusted net interest margin,” “adjusted net interest income,” “adjusted noninterest expenses” and “adjusted noninterest income” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, other intangible assets and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of this presentation. No Offer or Solicitation This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. Additional Information About the Offering IBTX has filed a shelf registration statement (File No. 333-239125) (including a base prospectus) and a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents IBTX has filed with the SEC for more complete information about IBTX and this offering. You may access these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, IBTX, the underwriters or any dealer participating in the offering will arrange to send you the prospectus and the related Preliminary Prospectus Supplement if you request it by calling Keefe, Bruyette & Woods, A Stifel Company at (800) 966-1559 or e-mailing USCapitalMarkets@kbw.com or by calling Piper Sandler & Co. at (866) 805-4128 or emailing fsg-dcm@psc.com. NASDAQ: IBTX 3Safe Harbor Statement (cont.) Non-GAAP Financial Measures In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. These measures and ratios include “adjusted net income,” “tangible book value,” “tangible book value per common share,” “adjusted efficiency ratio,” “tangible common equity to tangible assets,” “return on tangible common equity,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on tangible common equity,” “adjusted earnings per share,” “adjusted diluted earnings per share,” “adjusted net interest margin,” “adjusted net interest income,” “adjusted noninterest expenses” and “adjusted noninterest income” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, other intangible assets and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of this presentation. No Offer or Solicitation This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. Additional Information About the Offering IBTX has filed a shelf registration statement (File No. 333-239125) (including a base prospectus) and a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents IBTX has filed with the SEC for more complete information about IBTX and this offering. You may access these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, IBTX, the underwriters or any dealer participating in the offering will arrange to send you the prospectus and the related Preliminary Prospectus Supplement if you request it by calling Keefe, Bruyette & Woods, A Stifel Company at (800) 966-1559 or e-mailing USCapitalMarkets@kbw.com or by calling Piper Sandler & Co. at (866) 805-4128 or emailing fsg-dcm@psc.com. NASDAQ: IBTX 3

Preliminary Term Sheet Issuer (Exchange: Ticker) Independent Bank Group, Inc. (NASDAQ: IBTX) Security Offered Holding company fixed-to-floating subordinated notes due 2030 (1) Current Security Rating BBB by Kroll Bond Rating Agency Offering Type SEC Registered Term 10-year Optional Redemption Non-call for 5 years; callable on any interest payment date at par thereafter Special Redemption Upon the occurrence of certain special events Coupon Frequency Fixed rate for 5 years paid semi-annually; floating rate paid quarterly thereafter Covenants Consistent with regulatory requirements for Tier 2 capital (2) Use of Proceeds General corporate purposes Joint Book-Running Managers Keefe, Bruyette & Woods, A Stifel Company Piper Sandler & Co. (1) A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. (2) Use of proceeds may include increasing consolidated capital to support continued growth through acquisitions and continued organic growth. NASDAQ: IBTX 4Preliminary Term Sheet Issuer (Exchange: Ticker) Independent Bank Group, Inc. (NASDAQ: IBTX) Security Offered Holding company fixed-to-floating subordinated notes due 2030 (1) Current Security Rating BBB by Kroll Bond Rating Agency Offering Type SEC Registered Term 10-year Optional Redemption Non-call for 5 years; callable on any interest payment date at par thereafter Special Redemption Upon the occurrence of certain special events Coupon Frequency Fixed rate for 5 years paid semi-annually; floating rate paid quarterly thereafter Covenants Consistent with regulatory requirements for Tier 2 capital (2) Use of Proceeds General corporate purposes Joint Book-Running Managers Keefe, Bruyette & Woods, A Stifel Company Piper Sandler & Co. (1) A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. (2) Use of proceeds may include increasing consolidated capital to support continued growth through acquisitions and continued organic growth. NASDAQ: IBTX 4

Today's Presenters David R. Brooks Chairman of the Board, CEO and President, Director • 40 years in the financial services industry; 32 years at Independent Bank • Active in community banking since the early 1980s – led the investor group that acquired Independent Bank in 1988 Michelle S. Hickox Executive Vice President, Chief Financial Officer • 30 years in the financial services industry; 8 years at Independent Bank • Formerly a Financial Services Audit Partner at RSM US LLP • Certified Public Accountant NASDAQ: IBTX 5Today's Presenters David R. Brooks Chairman of the Board, CEO and President, Director • 40 years in the financial services industry; 32 years at Independent Bank • Active in community banking since the early 1980s – led the investor group that acquired Independent Bank in 1988 Michelle S. Hickox Executive Vice President, Chief Financial Officer • 30 years in the financial services industry; 8 years at Independent Bank • Formerly a Financial Services Audit Partner at RSM US LLP • Certified Public Accountant NASDAQ: IBTX 5

NASDAQ: IBTX Franchise Overview and Investment HighlightsNASDAQ: IBTX Franchise Overview and Investment Highlights

Company Snapshot Independent Bank Group, Inc. NASDAQ: IBTX Financial Highlights as of and for the Quarter Ended June 30, 2020 Denver, CO Balance Sheet Highlights ($ millions) Total Assets $ 16,986 Loans Held for Investment, Excluding $ 11,690 (1) Mortgage Warehouse Mortgage Warehouse Loans $ 904 Total Deposits $ 13,299 Total Stockholders’ Equity $ 2,425 93 (2) Profitability Metrics Adjusted GAAP HEADQUARTERS BRANCHES McKinney, TX $ 1.14 $ 0.90 EPS 1,485 1.20% 0.94 % ROAA EMPLOYEES ROTCE 14.86% 11.71 % INDEPENDENT BANK Efficiency Ratio 41.71% 51.94 % FOUNDED IN (3) Asset Quality Metrics 1988 NPAs / Assets 0.17 % NPLs / Loans Held for Investment 0.23 % NCOs (Annualized) 0.05 % Capital Ratios 10.60 % Tier 1 Capital / RWA Total Capital / RWA 12.44% (2) 8.41 % TCE / Tangible Assets Tier 1 Capital / Avg. Assets 8.94% (1) LHFI includes SBA PPP loans of $823,289 at June 30, 2020. (2) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. (3) Nonperforming assets, which consist of nonperforming loans, OREO and other repossessed assets, totaled $28,403. Nonperforming loans, which consist of nonaccrual loans, loans delinquent 90 days and still accruing interest, and troubled debt restructurings, and excludes loans acquired with deteriorated credit quality, totaled $26,601. 7Company Snapshot Independent Bank Group, Inc. NASDAQ: IBTX Financial Highlights as of and for the Quarter Ended June 30, 2020 Denver, CO Balance Sheet Highlights ($ millions) Total Assets $ 16,986 Loans Held for Investment, Excluding $ 11,690 (1) Mortgage Warehouse Mortgage Warehouse Loans $ 904 Total Deposits $ 13,299 Total Stockholders’ Equity $ 2,425 93 (2) Profitability Metrics Adjusted GAAP HEADQUARTERS BRANCHES McKinney, TX $ 1.14 $ 0.90 EPS 1,485 1.20% 0.94 % ROAA EMPLOYEES ROTCE 14.86% 11.71 % INDEPENDENT BANK Efficiency Ratio 41.71% 51.94 % FOUNDED IN (3) Asset Quality Metrics 1988 NPAs / Assets 0.17 % NPLs / Loans Held for Investment 0.23 % NCOs (Annualized) 0.05 % Capital Ratios 10.60 % Tier 1 Capital / RWA Total Capital / RWA 12.44% (2) 8.41 % TCE / Tangible Assets Tier 1 Capital / Avg. Assets 8.94% (1) LHFI includes SBA PPP loans of $823,289 at June 30, 2020. (2) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. (3) Nonperforming assets, which consist of nonperforming loans, OREO and other repossessed assets, totaled $28,403. Nonperforming loans, which consist of nonaccrual loans, loans delinquent 90 days and still accruing interest, and troubled debt restructurings, and excludes loans acquired with deteriorated credit quality, totaled $26,601. 7

Demonstrated Record of Healthy and Balanced Growth Growth in Total Assets ($ in millions) CAGR Since 2013 (Organic): 39.0% Expanded CAGR Since 2013 (Total): 37.3% $16,986 Colorado Platform – Established history of growing assets both organically and $14,958 through strategic acquisitions. – Demonstrated expertise in integrating M&A transactions, adding $9.7 billion in acquired assets since our IPO. $3,943 – Track record of building scalable platforms for future growth. Entered Colorado Market $9,850 $852 $8,684 $2,444 Entered Houston $5,853 Market $5,055 $620 $4,133 $1,671 $2,164 $168 2013 2014 2015 2016 2017 2018 2019 Q2 2020 IPO Date: April 3, 2013 Assets Acquired in Fiscal Year Note: Acquired assets include impact of purchase accounting. NASDAQ: IBTX 8Demonstrated Record of Healthy and Balanced Growth Growth in Total Assets ($ in millions) CAGR Since 2013 (Organic): 39.0% Expanded CAGR Since 2013 (Total): 37.3% $16,986 Colorado Platform – Established history of growing assets both organically and $14,958 through strategic acquisitions. – Demonstrated expertise in integrating M&A transactions, adding $9.7 billion in acquired assets since our IPO. $3,943 – Track record of building scalable platforms for future growth. Entered Colorado Market $9,850 $852 $8,684 $2,444 Entered Houston $5,853 Market $5,055 $620 $4,133 $1,671 $2,164 $168 2013 2014 2015 2016 2017 2018 2019 Q2 2020 IPO Date: April 3, 2013 Assets Acquired in Fiscal Year Note: Acquired assets include impact of purchase accounting. NASDAQ: IBTX 8

Historically Strong Credit Culture 4.41% (1) (2) NPLs / Loans NCOs / Average Loans 2.67% 2.67% 4.15% 4.11% 3.36% 3.43% 3.03% 2.67% 1.64% 2.91% 1.22% 2.07% 2.36% 1.13% 1.71% 1.05% 1.89% 1.57% 1.83% 0.74% 1.62% 1.31% 0.70% 1.49% 1.44% 1.50% 1.12% 0.54% 1.01% 0.98% 0.49% 0.49% 0.48% 0.46% 0.46% 0.43% 1.14% 0.39% 0.31% 0.28% 0.91% 0.19% 0.81% 0.18% 0.18% 0.16% 0.16% 0.31% 0.68% 0.11% 0.64% 0.63% 0.21% 0.53% 0.12% 0.11% 0.39% 0.37% 0.09% 0.07% 0.06% 0.06% 0.32% 0.05% 0.03% 0.02% 0.24% 0.24% 0.01% 0.23% 0.16% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q2 YTD IBTX U.S. Average Texas Average IBTX U.S. Average Texas Average Source: S&P Global. Note: Financial data as of or for the quarter ended June 30, 2020. (1) Excludes mortgage warehouse loans. (2) 2020 YTD numbers are annualized. NASDAQ: IBTX 9Historically Strong Credit Culture 4.41% (1) (2) NPLs / Loans NCOs / Average Loans 2.67% 2.67% 4.15% 4.11% 3.36% 3.43% 3.03% 2.67% 1.64% 2.91% 1.22% 2.07% 2.36% 1.13% 1.71% 1.05% 1.89% 1.57% 1.83% 0.74% 1.62% 1.31% 0.70% 1.49% 1.44% 1.50% 1.12% 0.54% 1.01% 0.98% 0.49% 0.49% 0.48% 0.46% 0.46% 0.43% 1.14% 0.39% 0.31% 0.28% 0.91% 0.19% 0.81% 0.18% 0.18% 0.16% 0.16% 0.31% 0.68% 0.11% 0.64% 0.63% 0.21% 0.53% 0.12% 0.11% 0.39% 0.37% 0.09% 0.07% 0.06% 0.06% 0.32% 0.05% 0.03% 0.02% 0.24% 0.24% 0.01% 0.23% 0.16% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q2 YTD IBTX U.S. Average Texas Average IBTX U.S. Average Texas Average Source: S&P Global. Note: Financial data as of or for the quarter ended June 30, 2020. (1) Excludes mortgage warehouse loans. (2) 2020 YTD numbers are annualized. NASDAQ: IBTX 9

High Growth, Diverse Markets (1) (1) 2020 Median Household Income Proj. 2020 – 2025 Population Growth 8.50% 8.33% $89,567 Notable Markets Notable Markets 7.71% $83,768 7.52% $82,650 7.40% 7.33% $76,782 6.91% 6.84% $73,009 $72,973 $71,102 $67,790 5.96% 5.90% $64,224 $61,196 5.37% United States Median: $66,010 $52,466 United States Median: 3.27% Boulder, Denver, Austin, TX Fort Dallas- Greeley, Colorado Houston, Granbury, Sherman- Waco, TX Austin, TX Greeley, Granbury, Houston, Dallas- Fort Denver, Colorado Sherman- Boulder, Waco, TX CO CO Collins, Fort CO Springs, TX TX Denison, CO TX TX Fort Collins, CO Springs, Denison, CO CO Worth, TX CO TX Worth, TX CO CO TX Notable Markets Dallas/Ft. Worth – North Texas 39 Branches Independent Bank was founded in North Texas in 1988, and we have since built a large presence in the Dallas/Fort Worth MSA – one of the fastest-growing MSAs in the country, and one of the strongest markets in Texas. Dallas/Fort Worth boasts a diverse economy that has benefited from a continued boom of corporate relocation activity to business-friendly Texas. Denver – Colorado Front Range 33 Branches The Colorado Front Range is one of the strongest and fastest-growing areas of the country. In the 2019 U.S. News & World Report ranking of the best places to live in the United States, Denver came in at No. 2, and Colorado Springs came in at No. 3. The confluence of a diverse economy and strong quality of life indicators has drawn a deep talent pool that helps position the Colorado Front Range for continued growth. Austin – Central Texas 8 Branches This market includes the tech hub of Austin, Texas, which U.S. News & World Report rated the No. 1 best place to live in the United States in its 2019 ranking. The market features a growing wave of corporate expansions by tech firms, as well as a thriving public sector presence. Greater Houston 13 Branches The Greater Houston MSA serves as a regional center for international trade, energy and manufacturing. The city is regularly ranked as one of the most diverse in the United States, and is the home to numerous universities as well as a thriving medical industry. (1) Based on US Census data. Sorted by IBTX MSA. NASDAQ: IBTX 10High Growth, Diverse Markets (1) (1) 2020 Median Household Income Proj. 2020 – 2025 Population Growth 8.50% 8.33% $89,567 Notable Markets Notable Markets 7.71% $83,768 7.52% $82,650 7.40% 7.33% $76,782 6.91% 6.84% $73,009 $72,973 $71,102 $67,790 5.96% 5.90% $64,224 $61,196 5.37% United States Median: $66,010 $52,466 United States Median: 3.27% Boulder, Denver, Austin, TX Fort Dallas- Greeley, Colorado Houston, Granbury, Sherman- Waco, TX Austin, TX Greeley, Granbury, Houston, Dallas- Fort Denver, Colorado Sherman- Boulder, Waco, TX CO CO Collins, Fort CO Springs, TX TX Denison, CO TX TX Fort Collins, CO Springs, Denison, CO CO Worth, TX CO TX Worth, TX CO CO TX Notable Markets Dallas/Ft. Worth – North Texas 39 Branches Independent Bank was founded in North Texas in 1988, and we have since built a large presence in the Dallas/Fort Worth MSA – one of the fastest-growing MSAs in the country, and one of the strongest markets in Texas. Dallas/Fort Worth boasts a diverse economy that has benefited from a continued boom of corporate relocation activity to business-friendly Texas. Denver – Colorado Front Range 33 Branches The Colorado Front Range is one of the strongest and fastest-growing areas of the country. In the 2019 U.S. News & World Report ranking of the best places to live in the United States, Denver came in at No. 2, and Colorado Springs came in at No. 3. The confluence of a diverse economy and strong quality of life indicators has drawn a deep talent pool that helps position the Colorado Front Range for continued growth. Austin – Central Texas 8 Branches This market includes the tech hub of Austin, Texas, which U.S. News & World Report rated the No. 1 best place to live in the United States in its 2019 ranking. The market features a growing wave of corporate expansions by tech firms, as well as a thriving public sector presence. Greater Houston 13 Branches The Greater Houston MSA serves as a regional center for international trade, energy and manufacturing. The city is regularly ranked as one of the most diverse in the United States, and is the home to numerous universities as well as a thriving medical industry. (1) Based on US Census data. Sorted by IBTX MSA. NASDAQ: IBTX 10

Experienced and Deep Leadership Team David R. Brooks Daniel W. Brooks Chairman, CEO & President Vice Chairman, Chief Risk Officer • 40 years in the financial services industry; 32 years • 37 years in the financial services industry; 31 years at Independent Bank at Independent Bank • Active in community banking since the early 1980s • Active in community banking since the early 1980s – led the investor group that acquired Independent Bank in 1988 Michelle S. Hickox Mark S. Haynie Chief Financial Officer General Counsel • 30 years in the financial services industry; 8 years • 37 years of experience representing community at Independent Bank banks in corporate, regulatory and securities • Formerly a Financial Services Audit Partner at RSM matters US LLP • Served as outside counsel to Independent Bank • Certified Public Accountant since 2002 • General Counsel since 2018 James C. White Michael B. Hobbs Chief Operations Officer Chief Banking Officer • 32 years in financial services; 4 years at • 25 years in financial services; joined Independent Independent Bank Bank in 2019 with the acquisition of Guaranty Bank • Prior experience as COO at Fischer & Company & Trust, where he served as President and COO at Texas Capital Bank James P. Tippit Corporate Responsibility • 14 years in financial services; 9 years at Independent Bank • Prior experience at JP Morgan in the Wealth Management Division and American Express Financial Advisors NASDAQ: IBTX 11Experienced and Deep Leadership Team David R. Brooks Daniel W. Brooks Chairman, CEO & President Vice Chairman, Chief Risk Officer • 40 years in the financial services industry; 32 years • 37 years in the financial services industry; 31 years at Independent Bank at Independent Bank • Active in community banking since the early 1980s • Active in community banking since the early 1980s – led the investor group that acquired Independent Bank in 1988 Michelle S. Hickox Mark S. Haynie Chief Financial Officer General Counsel • 30 years in the financial services industry; 8 years • 37 years of experience representing community at Independent Bank banks in corporate, regulatory and securities • Formerly a Financial Services Audit Partner at RSM matters US LLP • Served as outside counsel to Independent Bank • Certified Public Accountant since 2002 • General Counsel since 2018 James C. White Michael B. Hobbs Chief Operations Officer Chief Banking Officer • 32 years in financial services; 4 years at • 25 years in financial services; joined Independent Independent Bank Bank in 2019 with the acquisition of Guaranty Bank • Prior experience as COO at Fischer & Company & Trust, where he served as President and COO at Texas Capital Bank James P. Tippit Corporate Responsibility • 14 years in financial services; 9 years at Independent Bank • Prior experience at JP Morgan in the Wealth Management Division and American Express Financial Advisors NASDAQ: IBTX 11

Key Investor Highlights for Industry Leading Franchise – Community bank holding company with $17.0 billion in assets and 93 branches across Texas and Colorado. – Innately conservative credit culture with a demonstrated history of maintaining resilient asset quality through previous downturns, including strong NCO performance. – Highly granular loan portfolio with a small average credit size and low hold limits; only 4% of loan accounts remain in deferral due to COVID-19 as of August 31, 2020. – Loan growth driven by block-and-tackle community banking: relationship-focused lending across our footprint in Texas and Colorado. – Large insider ownership (14% of shares outstanding) aligns shareholder interests with day-to-day management and decision-making with a focus on risk management. – Asset/liability neutral interest rate risk position helps mitigate the impact of a volatile interest rate environment. – Disciplined growth both organically and through strategic acquisitions. NASDAQ: IBTX 12Key Investor Highlights for Industry Leading Franchise – Community bank holding company with $17.0 billion in assets and 93 branches across Texas and Colorado. – Innately conservative credit culture with a demonstrated history of maintaining resilient asset quality through previous downturns, including strong NCO performance. – Highly granular loan portfolio with a small average credit size and low hold limits; only 4% of loan accounts remain in deferral due to COVID-19 as of August 31, 2020. – Loan growth driven by block-and-tackle community banking: relationship-focused lending across our footprint in Texas and Colorado. – Large insider ownership (14% of shares outstanding) aligns shareholder interests with day-to-day management and decision-making with a focus on risk management. – Asset/liability neutral interest rate risk position helps mitigate the impact of a volatile interest rate environment. – Disciplined growth both organically and through strategic acquisitions. NASDAQ: IBTX 12

NASDAQ: IBTX Financial HighlightsNASDAQ: IBTX Financial Highlights

Profitability Net Income ($mm) Efficiency Ratio $220 59.71% 56.13% $193 54.99% 57.49% 53.01% $132 52.35% 51.94% 51.68% $89 $128 52.34% 51.46% 50.47% $57 51.17% $49 $43 $41 $77 41.71% 45.95% $54 $44 $39 $39 (2) (2) 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 Net Income Adjusted Net Income(1) Efficiency Ratio Adjusted Efficiency Ratio(1) Return on Average Assets Return on Tangible Common Equity 1.51% 18.85% 1.39% 17.58% 1.35% 1.20% 1.32% 1.19% 15.65% 17.06% 15.61% 1.12% 16.55% 14.86% 1.17% 1.03% 13.96% 13.92% 14.78% 0.93% 13.66% 0.98% 13.47% 0.96% 11.71% 0.94% 13.10% 0.88% (2) (2) 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 ROAA Adjusted ROAA(1) ROTCE Adjusted ROTCE(1) (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. (2) The year ended December 31, 2017, includes a $5.528 million charge to re-measure deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act (“TCJA”). NASDAQ: IBTX 14Profitability Net Income ($mm) Efficiency Ratio $220 59.71% 56.13% $193 54.99% 57.49% 53.01% $132 52.35% 51.94% 51.68% $89 $128 52.34% 51.46% 50.47% $57 51.17% $49 $43 $41 $77 41.71% 45.95% $54 $44 $39 $39 (2) (2) 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 Net Income Adjusted Net Income(1) Efficiency Ratio Adjusted Efficiency Ratio(1) Return on Average Assets Return on Tangible Common Equity 1.51% 18.85% 1.39% 17.58% 1.35% 1.20% 1.32% 1.19% 15.65% 17.06% 15.61% 1.12% 16.55% 14.86% 1.17% 1.03% 13.96% 13.92% 14.78% 0.93% 13.66% 0.98% 13.47% 0.96% 11.71% 0.94% 13.10% 0.88% (2) (2) 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 ROAA Adjusted ROAA(1) ROTCE Adjusted ROTCE(1) (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. (2) The year ended December 31, 2017, includes a $5.528 million charge to re-measure deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act (“TCJA”). NASDAQ: IBTX 14

Net Interest Margin DRIVERS OF NIM CHANGE – Net interest income in Q2 2020 decreased 0.11% 4.11% ~$1.3 million from Q2 2019, due to both the 0.75% decline in interest income and lower accretion 3.51% 0.09% 0.09% income offset by decreased costs of interest- 0.40% 0.32% bearing liabilities – Net interest margin in Q2 2020 decreased 60 bps to 3.51% from Q2 2019 – Excluding accretion income, net interest margin in Q2 2020 decreased 28 bps from Q2 2019 ACCRETION IMPACT ON NIM NIM, YIELDS, AND COSTS 5.69% 5.47% 5.30% 4.94% 4.11% 4.69% 3.97% 3.95% 3.84% 4.11% 3.97% 3.95% 0.16% 3.84% 0.51% 0.36% 3.51% 0.12% 3.51% 0.19% 2.71% 2.68% 2.38% 2.56% 1.90% 1.53% 1.48% 1.16% 0.82% 0.63% 2017 2018 2019 Q2 2019 Q2 2020 2017 2018 2019 Q2 2019 Q2 2020 NIM (excl. Accretion) Accretion Income Impact Yield on Loans NIM Yield on Securities Cost of Deposits NASDAQ: IBTX 15Net Interest Margin DRIVERS OF NIM CHANGE – Net interest income in Q2 2020 decreased 0.11% 4.11% ~$1.3 million from Q2 2019, due to both the 0.75% decline in interest income and lower accretion 3.51% 0.09% 0.09% income offset by decreased costs of interest- 0.40% 0.32% bearing liabilities – Net interest margin in Q2 2020 decreased 60 bps to 3.51% from Q2 2019 – Excluding accretion income, net interest margin in Q2 2020 decreased 28 bps from Q2 2019 ACCRETION IMPACT ON NIM NIM, YIELDS, AND COSTS 5.69% 5.47% 5.30% 4.94% 4.11% 4.69% 3.97% 3.95% 3.84% 4.11% 3.97% 3.95% 0.16% 3.84% 0.51% 0.36% 3.51% 0.12% 3.51% 0.19% 2.71% 2.68% 2.38% 2.56% 1.90% 1.53% 1.48% 1.16% 0.82% 0.63% 2017 2018 2019 Q2 2019 Q2 2020 2017 2018 2019 Q2 2019 Q2 2020 NIM (excl. Accretion) Accretion Income Impact Yield on Loans NIM Yield on Securities Cost of Deposits NASDAQ: IBTX 15

Adjusted Efficiency Ratio Trends $128.0 $126.9 $ in Millions $499.6 $322.5 $70.9 $65.2 $272.7 $261.4 $189.4 $157.6 50.47% 51.46% 45.95% 47.39% 41.71% $15.9 $20.7 $65.9 $41.5 $35.9 $3.2 $3.2 $12.9 $5.7 $4.6 2017 2018 2019 Q2 2019 Q2 2020 Year Ending Quarter Ending (1) (1) Adjusted net interest income Adjusted noninterest income (1) Adjusted noninterest expense Amortization of other intangible assets (1) Adjusted efficiency ratio (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. NASDAQ: IBTX 16 16Adjusted Efficiency Ratio Trends $128.0 $126.9 $ in Millions $499.6 $322.5 $70.9 $65.2 $272.7 $261.4 $189.4 $157.6 50.47% 51.46% 45.95% 47.39% 41.71% $15.9 $20.7 $65.9 $41.5 $35.9 $3.2 $3.2 $12.9 $5.7 $4.6 2017 2018 2019 Q2 2019 Q2 2020 Year Ending Quarter Ending (1) (1) Adjusted net interest income Adjusted noninterest income (1) Adjusted noninterest expense Amortization of other intangible assets (1) Adjusted efficiency ratio (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. NASDAQ: IBTX 16 16

Loan Portfolio Growth (1) Total Loans by Year and Current Annual Trend ($ in Millions) 2017 - 2019 CAGR 33.8% 11.7% Increase $12,667 $11,652 $11,344 $7,921 $6,513 2017 2018 2019 Q2 2019 Q2 2020 Year Ending Quarter Ending Impact of Acquisitions Organic PPP Loans (1) Includes loans held for sale. NASDAQ: IBTX 17 17Loan Portfolio Growth (1) Total Loans by Year and Current Annual Trend ($ in Millions) 2017 - 2019 CAGR 33.8% 11.7% Increase $12,667 $11,652 $11,344 $7,921 $6,513 2017 2018 2019 Q2 2019 Q2 2020 Year Ending Quarter Ending Impact of Acquisitions Organic PPP Loans (1) Includes loans held for sale. NASDAQ: IBTX 17 17

Loan Portfolio Overview As of June 30, 2020 (1) LOAN COMPOSITION (6/30/2020) LOANS BY REGION (6/30/2020) $11,690 Million (2) LHFI Construction & Development 10.8% Owner Occupied CRE $904 Million 13.6% Mortgage Warehouse Agricultural North 0.8% 0.23% Texas Colorado 43.4% NPLs/LHFI 24.8% 0.05% NCOs/Avg. Loans Houston 2020 Q2 Annualized C&I 20.2% Central Non-Owner 27.0% Texas Occupied 300.95% 11.6% CRE 32.3% Allowance/NPLs Consumer 4.90% 0.4% 2020 YTD Loan Yield 1-4 Family Construction 2.9% 1-4 Family 12.2% (1) Please see following pages for Commercial Real Estate composition and Construction & Development composition. (2) LHFI excludes mortgage warehouse purchase loans. NASDAQ: IBTX 18Loan Portfolio Overview As of June 30, 2020 (1) LOAN COMPOSITION (6/30/2020) LOANS BY REGION (6/30/2020) $11,690 Million (2) LHFI Construction & Development 10.8% Owner Occupied CRE $904 Million 13.6% Mortgage Warehouse Agricultural North 0.8% 0.23% Texas Colorado 43.4% NPLs/LHFI 24.8% 0.05% NCOs/Avg. Loans Houston 2020 Q2 Annualized C&I 20.2% Central Non-Owner 27.0% Texas Occupied 300.95% 11.6% CRE 32.3% Allowance/NPLs Consumer 4.90% 0.4% 2020 YTD Loan Yield 1-4 Family Construction 2.9% 1-4 Family 12.2% (1) Please see following pages for Commercial Real Estate composition and Construction & Development composition. (2) LHFI excludes mortgage warehouse purchase loans. NASDAQ: IBTX 18

Commercial Real Estate (45.9% of total loans) CRE COMPOSITION (6/30/2020) As of June 30, 2020 Multifamily 6.9% Mixed Use (Non-Retail) 1.9% $5.8 Billion Office and Office Warehouse 25.7% CRE Loans Miscellaneous 6.5% 358% CRE / Regulatory Bank Capital $20.9 Million Restaurant 3.0% Largest CRE Loan Size Retail 25.1% Mini Storage 2.8% $1.2 Million Convenience Store 2.6% Average CRE Loan Size Church 2.1% 29.7% Owner Occupied Healthcare 6.4% Daycare/School 2.5% Hotel/Motel 6.1% Industrial 8.4% NASDAQ: IBTX 19Commercial Real Estate (45.9% of total loans) CRE COMPOSITION (6/30/2020) As of June 30, 2020 Multifamily 6.9% Mixed Use (Non-Retail) 1.9% $5.8 Billion Office and Office Warehouse 25.7% CRE Loans Miscellaneous 6.5% 358% CRE / Regulatory Bank Capital $20.9 Million Restaurant 3.0% Largest CRE Loan Size Retail 25.1% Mini Storage 2.8% $1.2 Million Convenience Store 2.6% Average CRE Loan Size Church 2.1% 29.7% Owner Occupied Healthcare 6.4% Daycare/School 2.5% Hotel/Motel 6.1% Industrial 8.4% NASDAQ: IBTX 19

Construction & Development (13.7% of total loans) As of June 30, 2020 C&D PORTFOLIO LOANS > $500 Thousand (6/30/2020) $1.7 Billion C&D Portfolio Size Land/Land 107% Development C&D / Bank Regulatory 19.0% Capital CRE Construction 65.0% CRE CONSTRUCTION PORTFOLIO 96.5% SFR LOANS > $500 Thousand (1) Loans in IBTX Markets Construction (6/30/2020) (Loans > $500 thousand) 16.0% (Texas and Colorado) Healthcare $2.3 Million 8.9% Average Loan Size (Loans > $500 thousand) Misc. Cre 25.8% Multifamily 629 15.0% C&D Loans (Loans > $500 thousand) Hotel/Motel 36.7% 9.5% Retail Owner Occupied C&D 20.4% Loans (Loans > $500 thousand) Office Industrial 16.9% 3.5% (1) As a percentage of all C&D loans. NASDAQ: IBTX 20Construction & Development (13.7% of total loans) As of June 30, 2020 C&D PORTFOLIO LOANS > $500 Thousand (6/30/2020) $1.7 Billion C&D Portfolio Size Land/Land 107% Development C&D / Bank Regulatory 19.0% Capital CRE Construction 65.0% CRE CONSTRUCTION PORTFOLIO 96.5% SFR LOANS > $500 Thousand (1) Loans in IBTX Markets Construction (6/30/2020) (Loans > $500 thousand) 16.0% (Texas and Colorado) Healthcare $2.3 Million 8.9% Average Loan Size (Loans > $500 thousand) Misc. Cre 25.8% Multifamily 629 15.0% C&D Loans (Loans > $500 thousand) Hotel/Motel 36.7% 9.5% Retail Owner Occupied C&D 20.4% Loans (Loans > $500 thousand) Office Industrial 16.9% 3.5% (1) As a percentage of all C&D loans. NASDAQ: IBTX 20

Retail CRE (13.1% of total loans) As of June 30, 2020 RETAIL CRE & C&D COMPOSITION LOANS > $500 Thousand $1.7 Billion 6/30/2020 Retail Loan Portfolio Size Big Box Mixed Use $19.6 Million 1.8% 10.1% Largest Retail Loan 981 Total Retail Loans Free Standing / Single Tenant 16.5% 94.7% (1) Loans in IBTX Markets Strip center (Texas and Colorado) 71.6% $1.7 Million Average Loan Size 62 Number of Loans >$5m $8.4 Million Avg. Size of Loans >$5m 54% 1.68x Weighted Average Loan To Weighted Average Debt Service Value (LTV) Coverage Ratio (DSCR) Pre-Pandemic (March 2020) Pre-Pandemic (March 2020) (1) As a percentage of all retail loans. NASDAQ: IBTX 21Retail CRE (13.1% of total loans) As of June 30, 2020 RETAIL CRE & C&D COMPOSITION LOANS > $500 Thousand $1.7 Billion 6/30/2020 Retail Loan Portfolio Size Big Box Mixed Use $19.6 Million 1.8% 10.1% Largest Retail Loan 981 Total Retail Loans Free Standing / Single Tenant 16.5% 94.7% (1) Loans in IBTX Markets Strip center (Texas and Colorado) 71.6% $1.7 Million Average Loan Size 62 Number of Loans >$5m $8.4 Million Avg. Size of Loans >$5m 54% 1.68x Weighted Average Loan To Weighted Average Debt Service Value (LTV) Coverage Ratio (DSCR) Pre-Pandemic (March 2020) Pre-Pandemic (March 2020) (1) As a percentage of all retail loans. NASDAQ: IBTX 21

Office CRE (13.1% of total loans) OFFICE CRE COMPOSITION 6/30/2020 Office/Warehouse Owner Occupied As of June 30, 2020 12.5% $1.7 Billion Total Office CRE $20.0 Million Largest Office Loan Office Non-Owner Office/Warehouse Occupied Non-Owner $1.0 Million 44.9% Occupied 22.2% Average Loan Size 33% Owner Occupied Office Owner Occupied 35% 20.4% Office/Warehouse NASDAQ: IBTX 22Office CRE (13.1% of total loans) OFFICE CRE COMPOSITION 6/30/2020 Office/Warehouse Owner Occupied As of June 30, 2020 12.5% $1.7 Billion Total Office CRE $20.0 Million Largest Office Loan Office Non-Owner Office/Warehouse Occupied Non-Owner $1.0 Million 44.9% Occupied 22.2% Average Loan Size 33% Owner Occupied Office Owner Occupied 35% 20.4% Office/Warehouse NASDAQ: IBTX 22

As of June 30, 2020 Hotel & Motel (3.5% of total loans) $441.5 Million Hotel & Motel Loan – We maintain a granular book of hotel loans in our markets, the majority of Portfolio Size which are branded, limited/select service properties in our core markets across Texas and Colorado. $5.5 Million Average Loan Size – We have very limited exposure to those segments of the hotel industry that have been most impacted by the COVID-19 pandemic (i.e. resort and 57.3% conference hotels). Average LTV – While we anticipate many of our hotel borrowers will need additional time to 1.78x recover from pandemic-related economic dislocation, we remain encouraged Weighted Average by the early signs of recovery in occupancy rates. (1) DSCR Hotel Loans by Product Hotel Loans by Type Hotel Loans by Property Type Location 40.1% 79.4% 14.3% 8.3% 77.4% 9.0% 50.9% 20.6% Full Service Brand CRE Limited/Selected Service Brand Texas Colorado Other Construction & Development Boutique/Independent (1) Pre-pandemic (March 2020). NASDAQ: IBTX 23As of June 30, 2020 Hotel & Motel (3.5% of total loans) $441.5 Million Hotel & Motel Loan – We maintain a granular book of hotel loans in our markets, the majority of Portfolio Size which are branded, limited/select service properties in our core markets across Texas and Colorado. $5.5 Million Average Loan Size – We have very limited exposure to those segments of the hotel industry that have been most impacted by the COVID-19 pandemic (i.e. resort and 57.3% conference hotels). Average LTV – While we anticipate many of our hotel borrowers will need additional time to 1.78x recover from pandemic-related economic dislocation, we remain encouraged Weighted Average by the early signs of recovery in occupancy rates. (1) DSCR Hotel Loans by Product Hotel Loans by Type Hotel Loans by Property Type Location 40.1% 79.4% 14.3% 8.3% 77.4% 9.0% 50.9% 20.6% Full Service Brand CRE Limited/Selected Service Brand Texas Colorado Other Construction & Development Boutique/Independent (1) Pre-pandemic (March 2020). NASDAQ: IBTX 23

Energy Lending (1.6% of total loans) As of June 30, 2020 – We have a small, conservatively-underwritten energy $207.4 Million book that is mostly underwritten in the past 2 years. Size of Energy Portfolio – Energy assets are well-diversified by basin across the 89.9% / 10.1% United States. E&P Loans / Services Loans Energy By Type 6.8% Energy Reserve / Energy Loans $ in millions 1.8% Energy Loans / Total LHFI $186.4 $21.0 E&P Services NASDAQ: IBTX 24Energy Lending (1.6% of total loans) As of June 30, 2020 – We have a small, conservatively-underwritten energy $207.4 Million book that is mostly underwritten in the past 2 years. Size of Energy Portfolio – Energy assets are well-diversified by basin across the 89.9% / 10.1% United States. E&P Loans / Services Loans Energy By Type 6.8% Energy Reserve / Energy Loans $ in millions 1.8% Energy Loans / Total LHFI $186.4 $21.0 E&P Services NASDAQ: IBTX 24

Loan Deferral Update (as of August 31, 2020) (1) – As of August 31, 2020, 4% of our loan accounts remain in deferral: 4% (1) st Number of Loan Accounts – 3% of our loan accounts remain in their 1 deferral granted (1) Remaining in Deferral (1) nd – 1% of our loan accounts have been granted a 2 deferral, or have a nd 2 deferral pending 3% nd Number of Loan Accounts – The majority of loans in 2 deferral are making interest-only payments st (1) Remaining in 1 Deferral nd – Most borrowers in 2 deferral with full payment deferrals have been asked to provide additional enhancements (i.e. payment reserves) 1% Number of Loan Accounts w/ – As anticipated, the number of deferrals continues to trend downward, with nd (1) 2 Deferral Granted/Pending hotel loans remaining as the largest category of loans still in deferral Detail on Remaining Deferrals st nd As of August 31, 2020 (3) (3) $ Remaining on 1 $ Granted/Pending 2 % of Category Balance % of Category Balance (2) st nd Deferral Deferral $ in thousands Total $ on Any Deferral Remaining on 1 Deferral Granted/Pending 2 Deferral Hotel Loans $161,305 $115,295 $276,600 36.5% 26.1% Retail Loans 151,002 47,643 198,645 9.1% 2.9% Office Loans 85,104 23,248 108,352 5.1% 1.4% Other CRE Loans 106,063 158,704 264,767 5.2% 7.7% C&I Loans 51,429 31,370 82,799 1.5% 0.9% Other Loans 116,721 9,101 125,822 3.5% 0.3% Total Loans $671,624 $385,361 $1,056,985 5.3% 3.1% (1) Total number of loan accounts excludes PPP loan accounts. (2) Includes loans whose deferral period has expired, but where payment has not yet been due, received and/or processed. Includes loans that were granted original 6 month deferrals. (3) Category balance as of 6/30/2020. NASDAQ: IBTX 25Loan Deferral Update (as of August 31, 2020) (1) – As of August 31, 2020, 4% of our loan accounts remain in deferral: 4% (1) st Number of Loan Accounts – 3% of our loan accounts remain in their 1 deferral granted (1) Remaining in Deferral (1) nd – 1% of our loan accounts have been granted a 2 deferral, or have a nd 2 deferral pending 3% nd Number of Loan Accounts – The majority of loans in 2 deferral are making interest-only payments st (1) Remaining in 1 Deferral nd – Most borrowers in 2 deferral with full payment deferrals have been asked to provide additional enhancements (i.e. payment reserves) 1% Number of Loan Accounts w/ – As anticipated, the number of deferrals continues to trend downward, with nd (1) 2 Deferral Granted/Pending hotel loans remaining as the largest category of loans still in deferral Detail on Remaining Deferrals st nd As of August 31, 2020 (3) (3) $ Remaining on 1 $ Granted/Pending 2 % of Category Balance % of Category Balance (2) st nd Deferral Deferral $ in thousands Total $ on Any Deferral Remaining on 1 Deferral Granted/Pending 2 Deferral Hotel Loans $161,305 $115,295 $276,600 36.5% 26.1% Retail Loans 151,002 47,643 198,645 9.1% 2.9% Office Loans 85,104 23,248 108,352 5.1% 1.4% Other CRE Loans 106,063 158,704 264,767 5.2% 7.7% C&I Loans 51,429 31,370 82,799 1.5% 0.9% Other Loans 116,721 9,101 125,822 3.5% 0.3% Total Loans $671,624 $385,361 $1,056,985 5.3% 3.1% (1) Total number of loan accounts excludes PPP loan accounts. (2) Includes loans whose deferral period has expired, but where payment has not yet been due, received and/or processed. Includes loans that were granted original 6 month deferrals. (3) Category balance as of 6/30/2020. NASDAQ: IBTX 25

Provision & Charge-offs $23,121 $ in Thousands NCO’s / (1)(2) Avg. LHFI 0.01% 0.06% 0.07% 0.01% 0.21% 0.02% 0.05% 0.05% $14,805 $8,146 $5,861 $9,860 $8,381 $8,265 $5,233 $4,739 $4,460 $1,439 $1,469 $1,609 $169 $454 $595 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 2017 2018 2019 Year Ending Quarter Ending Provision Expense Net Charge-offs (1) LHFI excludes mortgage warehouse loans. (2) Quarterly metric annualized. NASDAQ: IBTX 26 26Provision & Charge-offs $23,121 $ in Thousands NCO’s / (1)(2) Avg. LHFI 0.01% 0.06% 0.07% 0.01% 0.21% 0.02% 0.05% 0.05% $14,805 $8,146 $5,861 $9,860 $8,381 $8,265 $5,233 $4,739 $4,460 $1,439 $1,469 $1,609 $169 $454 $595 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 2017 2018 2019 Year Ending Quarter Ending Provision Expense Net Charge-offs (1) LHFI excludes mortgage warehouse loans. (2) Quarterly metric annualized. NASDAQ: IBTX 26 26

Loans Past Due and Classified Loans $ in Thousands (1) Loans 30 – 89 Days Past Due Classified Loans $26,908 $137,177 $22,488 $114,296 $15,639 $73,382 0.34% $56,544 1.09% 0.98% 0.24% 0.93% 0.87% 0.19% $7,228 0.06% 2017 2018 2019 Q2 2020 2017 2018 2019 Q2 2020 30-89 DPD % of LHFI Classified Loans % of LHFI (1) Includes all 30 – 89 days past due acquired PCI loans. NASDAQ: IBTX 27 27Loans Past Due and Classified Loans $ in Thousands (1) Loans 30 – 89 Days Past Due Classified Loans $26,908 $137,177 $22,488 $114,296 $15,639 $73,382 0.34% $56,544 1.09% 0.98% 0.24% 0.93% 0.87% 0.19% $7,228 0.06% 2017 2018 2019 Q2 2020 2017 2018 2019 Q2 2020 30-89 DPD % of LHFI Classified Loans % of LHFI (1) Includes all 30 – 89 days past due acquired PCI loans. NASDAQ: IBTX 27 27

Loan Loss Coverage IBTX Allowance For Credit Losses – IBTX deferred CECL adoption as as of 6/30/2020 provided under the CARES Act until Illustrative Retrospective Impact of CECL Adoption the earlier of December 31, 2020, or the termination of the President’s national emergency declaration, with a retrospective effective date of January 1, 2020. ~$58 million – Current anticipated “Day One”, January 1, 2020, impact from the adoption of CECL is estimated to boost reserves to approximately 1.37% of $22 million loans held for investment (excluding mortgage warehouse loans): ~$160 Million $80.1 million $80.1 million ~1.37% of LHFI 6/30/2020 ALLL 0.68% of LHFI (Excluding Mortgage Warehouse Loans) (Excluding Mortgage Warehouse Loans) – This illustration excludes additional As of 6/30/2020 Estimated Retrospective provision expense to be taken in future Adoption of CECL 2020 quarters and any changes to Loan Loss Reserve PCD Credit Mark Est. CECL Day 1 Impact Purchase Credit Deteriorated (PCD) credit marks. NASDAQ: IBTX 28Loan Loss Coverage IBTX Allowance For Credit Losses – IBTX deferred CECL adoption as as of 6/30/2020 provided under the CARES Act until Illustrative Retrospective Impact of CECL Adoption the earlier of December 31, 2020, or the termination of the President’s national emergency declaration, with a retrospective effective date of January 1, 2020. ~$58 million – Current anticipated “Day One”, January 1, 2020, impact from the adoption of CECL is estimated to boost reserves to approximately 1.37% of $22 million loans held for investment (excluding mortgage warehouse loans): ~$160 Million $80.1 million $80.1 million ~1.37% of LHFI 6/30/2020 ALLL 0.68% of LHFI (Excluding Mortgage Warehouse Loans) (Excluding Mortgage Warehouse Loans) – This illustration excludes additional As of 6/30/2020 Estimated Retrospective provision expense to be taken in future Adoption of CECL 2020 quarters and any changes to Loan Loss Reserve PCD Credit Mark Est. CECL Day 1 Impact Purchase Credit Deteriorated (PCD) credit marks. NASDAQ: IBTX 28

Deposit Mix & Pricing DEPOSIT MIX DEPOSIT GROWTH VS. 6/30/2020 AVERAGE RATE $13,299 IRAs 0.6% $11,941 Noninterest-Bearing Demand 30.0% CDs < $100k CDs > $100k 1.9% 6.1% 1.08% Brokered CDs $7,738 0.4% 0.83% $6,633 0.76% Interest-Bearing Money Market Checking 18.2% 26.8% 0.46% Public Funds 11.3% Savings 2017 2018 2019 Q2 2020 4.7% Period Ending Deposits Average YTD Rate(1) 2020 YTD Average Rate for Interest-bearing deposits: 1.05% (1) Average rate for total deposits. NASDAQ: IBTX 29 29Deposit Mix & Pricing DEPOSIT MIX DEPOSIT GROWTH VS. 6/30/2020 AVERAGE RATE $13,299 IRAs 0.6% $11,941 Noninterest-Bearing Demand 30.0% CDs < $100k CDs > $100k 1.9% 6.1% 1.08% Brokered CDs $7,738 0.4% 0.83% $6,633 0.76% Interest-Bearing Money Market Checking 18.2% 26.8% 0.46% Public Funds 11.3% Savings 2017 2018 2019 Q2 2020 4.7% Period Ending Deposits Average YTD Rate(1) 2020 YTD Average Rate for Interest-bearing deposits: 1.05% (1) Average rate for total deposits. NASDAQ: IBTX 29 29

Securities Portfolio As of June 30, 2020: Our investment portfolio consists of a diversified mix of liquid, low-risk 2.6% securities designed to help augment the bank’s liquidity position and Yield manage interest rate risk toward our target “net neutral” position. 3.71 Duration (1) INVESTMENT PORTFOLIO COMPOSITION 6/30/2020 6.2% U.S. Treasury Securities of Total Assets 4.8% CRA 0.1% Agency Securities $1.0 Billion 14.9% Corporates Portfolio Size 1.0% Taxable Municipals 2.4% Mortgage-Backed Securities Tax-Exempt 43.5% Municipals 33.3% (1) Amounts do not add to 100% due to rounding. NASDAQ: IBTX 30Securities Portfolio As of June 30, 2020: Our investment portfolio consists of a diversified mix of liquid, low-risk 2.6% securities designed to help augment the bank’s liquidity position and Yield manage interest rate risk toward our target “net neutral” position. 3.71 Duration (1) INVESTMENT PORTFOLIO COMPOSITION 6/30/2020 6.2% U.S. Treasury Securities of Total Assets 4.8% CRA 0.1% Agency Securities $1.0 Billion 14.9% Corporates Portfolio Size 1.0% Taxable Municipals 2.4% Mortgage-Backed Securities Tax-Exempt 43.5% Municipals 33.3% (1) Amounts do not add to 100% due to rounding. NASDAQ: IBTX 30

Interest Rate Sensitivity The following table shows the forecasted impact to our net interest income given different interest rate shocks. As of 6/30/2020 % Change in Projected Interest Rate Scenario Net Interest Income +200 bps 3.67% +100 bps 1.93% (1) - Base Case -100 bps (3.80%) (1) Base case assumes static balance sheet as of 6/30/2020. NASDAQ: IBTX 31Interest Rate Sensitivity The following table shows the forecasted impact to our net interest income given different interest rate shocks. As of 6/30/2020 % Change in Projected Interest Rate Scenario Net Interest Income +200 bps 3.67% +100 bps 1.93% (1) - Base Case -100 bps (3.80%) (1) Base case assumes static balance sheet as of 6/30/2020. NASDAQ: IBTX 31

Consolidated Capital 12.58% 12.56% 12.44% 12.05% 11.83% 11.38% 10.60% 10.41% 10.38% 10.19% 10.05% 10.17% 10.05% 9.95% 9.76% 9.61% 9.57% 9.32% 9.67% 8.94% 8.92% 9.24% 8.55% 8.98% 8.94% 8.41% 8.20% 8.37% 7.82% 7.17% 2016 2017 2018 2019 Q1 2020 Q2 2020 Period Ending Common Equity Tier 1 to Risk-Weighted Assets Tier 1 Capital to Average Assets Total Capital to Risk-Weighted Assets Tangible Common Equity to Tangible Assets(1) Tier 1 Capital to Risk-Weighted Assets (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. NASDAQ: IBTX 32Consolidated Capital 12.58% 12.56% 12.44% 12.05% 11.83% 11.38% 10.60% 10.41% 10.38% 10.19% 10.05% 10.17% 10.05% 9.95% 9.76% 9.61% 9.57% 9.32% 9.67% 8.94% 8.92% 9.24% 8.55% 8.98% 8.94% 8.41% 8.20% 8.37% 7.82% 7.17% 2016 2017 2018 2019 Q1 2020 Q2 2020 Period Ending Common Equity Tier 1 to Risk-Weighted Assets Tier 1 Capital to Average Assets Total Capital to Risk-Weighted Assets Tangible Common Equity to Tangible Assets(1) Tier 1 Capital to Risk-Weighted Assets (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. NASDAQ: IBTX 32

Capital Consolidated Capital Ratios as of 6/30/2020 13.20% 12.44% Standalone Pro Forma for $100 million (2) subordinated debt raise 10.60% 10.60% 10.17% 10.17% 8.94% 8.88% 8.41% 8.36% TCE Ratio(1) Tier 1 Leverage Ratio CET1 Ratio Tier 1 Ratio Total Capital Ratio (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. (2) Assumes $100 million subordinated debt raise and 0% risk-weighting on net proceeds from subordinated debt raise for illustrative purposes. NASDAQ: IBTX 33Capital Consolidated Capital Ratios as of 6/30/2020 13.20% 12.44% Standalone Pro Forma for $100 million (2) subordinated debt raise 10.60% 10.60% 10.17% 10.17% 8.94% 8.88% 8.41% 8.36% TCE Ratio(1) Tier 1 Leverage Ratio CET1 Ratio Tier 1 Ratio Total Capital Ratio (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. (2) Assumes $100 million subordinated debt raise and 0% risk-weighting on net proceeds from subordinated debt raise for illustrative purposes. NASDAQ: IBTX 33

NASDAQ: IBTX AppendixNASDAQ: IBTX Appendix

Historical Interest Coverage (1) Pro Forma FY 2016 FY 2017 FY 2018 FY 2019 Q2 2020 Q2 2020 Investment in bank subsidiary $ 7 89,708 $ 1,476,890 $ 1,759,660 $ 2 ,588,267 $ 2,651,897 $ 2,751,897 Consolidated equity 672,365 1,336,018 1 ,606,433 2,339,773 2 ,424,960 2,424,960 Double leverage ratio 117% 111% 110% 111% 109% 113% Interest Coverage Earnings: Income from continuing operations before taxes $ 80,131 $ 1 21,687 $ 159,997 $ 246,264 $ 47,596 $ 46,534 (+) Interest on FHLB Advances 4,119 5,858 10,264 10,173 1,289 1,289 (+) Interest on Other Borrowings and Repurchase Agreements 5,428 6,898 8,398 11,590 2,685 2,685 (+) Interest on Existing Subordinated Debentures 621 1,162 1,609 3,028 568 568 (1)(2) - - - - - 1,063 (+) Interest Attributable to $100MM Subordinated Debenture Raise A Earnings available to pay down interest on other borrowings (net of deposit interest expense) 90,299 135,605 180,268 271,055 52,138 52,138 (+) Interest on deposits 16,075 2 8,518 6 0,767 123,384 1 8,327 1 8,327 B Earnings available to pay down interest on deposits and other borrowings $ 1 06,374 $ 1 64,123 $ 241,035 $ 3 94,439 $ 70,465 $ 70,465 Interest Expense: Interest on FHLB Advances $ 4,119 $ 5,858 $ 10,264 $ 10,173 $ 1,289 $ 1,289 Interest on Other Borrowings and Repurchase Agreements 5,428 6,898 8,398 11,590 2,685 2,685 Interest on Existing Subordinated Debentures 621 1,162 1,609 3,028 568 568 (1)(2) - - - - - 1 ,063 Interest Attributable to $100MM Subordinated Debenture Raise C Interest expense on other borrowings (excluding interest on deposits) 10,168 13,918 20,271 24,791 4,542 5,605 Interest on deposits 16,075 28,518 60,767 123,384 18,327 18,327 Total interest expense (including interest on deposits) $ 26,243 $ 42,436 $ 81,038 $ 1 48,175 $ 22,869 $ 23,932 D Interest coverage on other borrowings (excluding deposit interest expense) - A / C 8.9x 9.7x 8.9x 10.9x 11.5x 9.3x Interest coverage on deposits and other borrowings - B / D 4.1x 3.9x 3.0x 2.7x 3.1x 2.9x (1) Assumes $100 million subordinated debt raise for illustrative purposes. (2) Assumes 4.25% coupon rate for illustrative purposes. NASDAQ: IBTX 35Historical Interest Coverage (1) Pro Forma FY 2016 FY 2017 FY 2018 FY 2019 Q2 2020 Q2 2020 Investment in bank subsidiary $ 7 89,708 $ 1,476,890 $ 1,759,660 $ 2 ,588,267 $ 2,651,897 $ 2,751,897 Consolidated equity 672,365 1,336,018 1 ,606,433 2,339,773 2 ,424,960 2,424,960 Double leverage ratio 117% 111% 110% 111% 109% 113% Interest Coverage Earnings: Income from continuing operations before taxes $ 80,131 $ 1 21,687 $ 159,997 $ 246,264 $ 47,596 $ 46,534 (+) Interest on FHLB Advances 4,119 5,858 10,264 10,173 1,289 1,289 (+) Interest on Other Borrowings and Repurchase Agreements 5,428 6,898 8,398 11,590 2,685 2,685 (+) Interest on Existing Subordinated Debentures 621 1,162 1,609 3,028 568 568 (1)(2) - - - - - 1,063 (+) Interest Attributable to $100MM Subordinated Debenture Raise A Earnings available to pay down interest on other borrowings (net of deposit interest expense) 90,299 135,605 180,268 271,055 52,138 52,138 (+) Interest on deposits 16,075 2 8,518 6 0,767 123,384 1 8,327 1 8,327 B Earnings available to pay down interest on deposits and other borrowings $ 1 06,374 $ 1 64,123 $ 241,035 $ 3 94,439 $ 70,465 $ 70,465 Interest Expense: Interest on FHLB Advances $ 4,119 $ 5,858 $ 10,264 $ 10,173 $ 1,289 $ 1,289 Interest on Other Borrowings and Repurchase Agreements 5,428 6,898 8,398 11,590 2,685 2,685 Interest on Existing Subordinated Debentures 621 1,162 1,609 3,028 568 568 (1)(2) - - - - - 1 ,063 Interest Attributable to $100MM Subordinated Debenture Raise C Interest expense on other borrowings (excluding interest on deposits) 10,168 13,918 20,271 24,791 4,542 5,605 Interest on deposits 16,075 28,518 60,767 123,384 18,327 18,327 Total interest expense (including interest on deposits) $ 26,243 $ 42,436 $ 81,038 $ 1 48,175 $ 22,869 $ 23,932 D Interest coverage on other borrowings (excluding deposit interest expense) - A / C 8.9x 9.7x 8.9x 10.9x 11.5x 9.3x Interest coverage on deposits and other borrowings - B / D 4.1x 3.9x 3.0x 2.7x 3.1x 2.9x (1) Assumes $100 million subordinated debt raise for illustrative purposes. (2) Assumes 4.25% coupon rate for illustrative purposes. NASDAQ: IBTX 35

Kroll Rating as of September 2, 2020 (1) Entity Type Outlook Rating Independent Bank Group, Inc. Senior Unsecured Debt BBB+ Stable Subordinated Unsecured Debt BBB Stable Short-Term Debt K2 N/A Independent Bank Deposit A- Stable Senior Unsecured Debt A- Stable Subordinated Unsecured Debt BBB+ Stable Short-Term Deposit K2 N/A Short-Term Debt K2 N/A Source: Kroll Bond Rating Agency. (1) Kroll Ratings Scale: https://www.krollbondratings.com/ratings/methodologies/rating-scales. NASDAQ: IBTX 36Kroll Rating as of September 2, 2020 (1) Entity Type Outlook Rating Independent Bank Group, Inc. Senior Unsecured Debt BBB+ Stable Subordinated Unsecured Debt BBB Stable Short-Term Debt K2 N/A Independent Bank Deposit A- Stable Senior Unsecured Debt A- Stable Subordinated Unsecured Debt BBB+ Stable Short-Term Deposit K2 N/A Short-Term Debt K2 N/A Source: Kroll Bond Rating Agency. (1) Kroll Ratings Scale: https://www.krollbondratings.com/ratings/methodologies/rating-scales. NASDAQ: IBTX 36

2020 Q2 Results (1) GAAP Adjusted For the quarter ended June 30, 2020, the Company reported: $0.90 $1.14 EPS Adj. EPS – Net income of $38.7 million, or $0.90 per diluted share, and adjusted (non-GAAP) net income of $49.1 million, $38.7 Million $49.1 Million (1) Net Income Adj. Net Income or $1.14 per diluted share 51.94% 41.71% – Significant deposit growth of 28.3%, annualized, Efficiency Ratio Adj. Eff. Ratio excluding PPP deposits 28.3% – Nonperforming assets continue to be minimal at 0.17% Deposit Growth of total assets (excluding PPP) – Added an additional $23.1 million to the allowance for 0.17% loan losses to provide for economic risk NPAs/Total Assets (excluding PPP & warehouse) (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. NASDAQ: IBTX 372020 Q2 Results (1) GAAP Adjusted For the quarter ended June 30, 2020, the Company reported: $0.90 $1.14 EPS Adj. EPS – Net income of $38.7 million, or $0.90 per diluted share, and adjusted (non-GAAP) net income of $49.1 million, $38.7 Million $49.1 Million (1) Net Income Adj. Net Income or $1.14 per diluted share 51.94% 41.71% – Significant deposit growth of 28.3%, annualized, Efficiency Ratio Adj. Eff. Ratio excluding PPP deposits 28.3% – Nonperforming assets continue to be minimal at 0.17% Deposit Growth of total assets (excluding PPP) – Added an additional $23.1 million to the allowance for 0.17% loan losses to provide for economic risk NPAs/Total Assets (excluding PPP & warehouse) (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. NASDAQ: IBTX 37

2020 Q2 Selected Financials As of and for the Quarter Ended $ in thousands, except per share data Selected Balance Sheet Data June 30, 2020 March 31, 2020 June 30, 2019 Linked Quarter Change Annual Change Total Assets $ 16,986,025 $ 15,573,868 $ 14,708,922 9.1% 15.5% (1) 11,690,356 11,020,920 10,784,041 6.1% 8.4 % LHFI, Excluding Mortgage Warehouse Loans Mortgage Warehouse Loans 903,630 796,609 453,492 13.4% 99.3 % Total Deposits 13,299,035 11,882,766 11,530,587 11.9% 15.3% 1,116,462 1,152,860 792,534 (3.2)% 40.9 % Total Borrowings (Other Than Junior Subordinated Debentures) Total Stockholders’ Equity 2,424,960 2,386,285 2,249,342 1.6% 7.8 % Selected Earnings and Profitability Data Net Interest Income $ 128,372 $ 123,241 $ 129,643 4.2% (1.0)% Net Interest Margin 3.51% 3.76% 4.11% (6.6)% (14.6)% (2) 3.50% 3.73% 4.03% (6.2)% (13.2)% Adjusted Net Interest Margin Noninterest Income $ 25,375 $ 14,511 $ 16,199 74.9% 56.6% 83,030 74,368 77,978 11.6% 6.5 % Noninterest Expense Net Income 38,693 44,167 49,736 (12.4)% (22.2)% (3) 49,076 43,354 52,928 13.2% (7.3)% Adjusted Net Income 0.90 1.03 1.15 (12.6)% (21.7)% Basic EPS (3) 1.14 1.01 1.22 12.9% (6.6)% Adjusted Basic EPS Diluted EPS 0.90 1.03 1.15 (12.6)% (21.7)% (3) 1.14 1.01 1.22 12.9% (6.6)% Adjusted Diluted EPS 0.94% 1.19% 1.39% (21.0)% (32.4)% Return on Average Assets (3) 1.20% 1.17% 1.47% 2.6% (18.4)% Adjusted Return on Average Assets (1) LHFI includes SBA PPP loans of $823,289 at June 30, 2020. (2) Adjusted (non-GAAP) net interest margin, excludes unexpected income recognized on credit impaired acquired loans of $354, $982, and $2,695 respectively. (3) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. NASDAQ: IBTX 382020 Q2 Selected Financials As of and for the Quarter Ended $ in thousands, except per share data Selected Balance Sheet Data June 30, 2020 March 31, 2020 June 30, 2019 Linked Quarter Change Annual Change Total Assets $ 16,986,025 $ 15,573,868 $ 14,708,922 9.1% 15.5% (1) 11,690,356 11,020,920 10,784,041 6.1% 8.4 % LHFI, Excluding Mortgage Warehouse Loans Mortgage Warehouse Loans 903,630 796,609 453,492 13.4% 99.3 % Total Deposits 13,299,035 11,882,766 11,530,587 11.9% 15.3% 1,116,462 1,152,860 792,534 (3.2)% 40.9 % Total Borrowings (Other Than Junior Subordinated Debentures) Total Stockholders’ Equity 2,424,960 2,386,285 2,249,342 1.6% 7.8 % Selected Earnings and Profitability Data Net Interest Income $ 128,372 $ 123,241 $ 129,643 4.2% (1.0)% Net Interest Margin 3.51% 3.76% 4.11% (6.6)% (14.6)% (2) 3.50% 3.73% 4.03% (6.2)% (13.2)% Adjusted Net Interest Margin Noninterest Income $ 25,375 $ 14,511 $ 16,199 74.9% 56.6% 83,030 74,368 77,978 11.6% 6.5 % Noninterest Expense Net Income 38,693 44,167 49,736 (12.4)% (22.2)% (3) 49,076 43,354 52,928 13.2% (7.3)% Adjusted Net Income 0.90 1.03 1.15 (12.6)% (21.7)% Basic EPS (3) 1.14 1.01 1.22 12.9% (6.6)% Adjusted Basic EPS Diluted EPS 0.90 1.03 1.15 (12.6)% (21.7)% (3) 1.14 1.01 1.22 12.9% (6.6)% Adjusted Diluted EPS 0.94% 1.19% 1.39% (21.0)% (32.4)% Return on Average Assets (3) 1.20% 1.17% 1.47% 2.6% (18.4)% Adjusted Return on Average Assets (1) LHFI includes SBA PPP loans of $823,289 at June 30, 2020. (2) Adjusted (non-GAAP) net interest margin, excludes unexpected income recognized on credit impaired acquired loans of $354, $982, and $2,695 respectively. (3) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. NASDAQ: IBTX 38

APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Adjusted Net Income, EPS, Efficiency Ratio and Profitability Ratios – Quarterly Periods As of and for the Quarter Ended ($ in thousands except per share data) June 30, 2020 March 31, 2020 June 30, 2019 Net Interest Income - Reported (a) $128,372 $123,241 $129,643 Unexpected income recognized on credit impaired acquired loans (354) (982) (2,695) Adjusted Net Interest Income (b) 128,018 122,259 126,948 Provision Expense - Reported (c) 23,121 8,381 4,739 Noninterest Income - Reported (d) 25,375 14,511 16,199 (Gain) loss on sale of loans (689) 42 — Gain on sale of other real estate (12) (25) (312) Gain on sale of securities available for sale (26) (356) (20) (Gain) loss on sale and disposal of premises and equipment (340) 63 279 Recoveries on loans charged off prior to acquisition (3,640) (84) (258) Adjusted Noninterest Income (e) 20,668 14,151 15,888 Noninterest Expense - Reported (f) 83,030 74,368 77,978 OREO impairment (738) — (988) Impairment of assets — (126) — COVID-19 expense (1,451) (262) — Acquisition expense (15,644) (1,008) (6,069) Adjusted Noninterest Expense (g) 65,197 72,972 70,921 Income Tax Expense - Reported (h) 8,903 10,836 13,389 Net Income - Reported (a) - (c) + (d) - (f) - (h) = (i) $38,693 $44,167 $49,736 (1) (b) - (c) + (e) - (g) = (j) $49,076 $43,354 $52,928 Adjusted Net Income Average shares for basic EPS (k) 43,041,660 43,011,496 43,331,988 Average shares for diluted EPS (l) 43,177,986 43,020,055 43,331,988 Reported Basic EPS (i) / (k) $0.90 $1.03 $1.15 Reported Diluted EPS (i) / (l) $0.90 $1.03 $1.15 Adjusted Basic EPS (j) / (k) $1.14 $1.01 $1.22 Adjusted Diluted EPS (j) / (l) $1.14 $1.01 $1.22 EFFICIENCY RATIO Amortization of other intangible assets (m) $3,175 $3,176 $3,235 Reported Efficiency Ratio (f - m) / (a + d) 51.94% 51.68% 51.25% Adjusted Efficiency Ratio (g - m) / (b + e) 41.71% 51.17% 47.39% (2) PROFITABILITY Total Average Assets (n) $16,485,556 $14,965,628 $14,397,852 Total Average Stockholders Common Equity (o) $2,418,038 $2,369,225 $2,241,512 (3) (p) $1,328,568 $1,276,545 $1,138,340 Total Average Tangible Common Equity Reported Return on Average Assets (i) / (n) 0.94% 1.19% 1.39% Reported Return on Average Common Equity (i) / (o) 6.44% 7.50% 8.90% Reported Return on Average Common Tangible (i) / (p) 11.71% 13.92% 17.52% Adjusted Return on Average Assets (j) / (n) 1.20% 1.17% 1.47% Adjusted Return on Average Common Equity (j) / (o) 8.16% 7.36% 9.47% Adjusted Return on Tangible Common Equity (j) / (p) 14.86% 13.66% 18.65% (1) Assumes an adjusted effective tax rate of 18.7%, 21.3% and 21.2%, for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. (2) Annualized. 39 (3) Excludes average balance of goodwill and net other intangible assets.APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Adjusted Net Income, EPS, Efficiency Ratio and Profitability Ratios – Quarterly Periods As of and for the Quarter Ended ($ in thousands except per share data) June 30, 2020 March 31, 2020 June 30, 2019 Net Interest Income - Reported (a) $128,372 $123,241 $129,643 Unexpected income recognized on credit impaired acquired loans (354) (982) (2,695) Adjusted Net Interest Income (b) 128,018 122,259 126,948 Provision Expense - Reported (c) 23,121 8,381 4,739 Noninterest Income - Reported (d) 25,375 14,511 16,199 (Gain) loss on sale of loans (689) 42 — Gain on sale of other real estate (12) (25) (312) Gain on sale of securities available for sale (26) (356) (20) (Gain) loss on sale and disposal of premises and equipment (340) 63 279 Recoveries on loans charged off prior to acquisition (3,640) (84) (258) Adjusted Noninterest Income (e) 20,668 14,151 15,888 Noninterest Expense - Reported (f) 83,030 74,368 77,978 OREO impairment (738) — (988) Impairment of assets — (126) — COVID-19 expense (1,451) (262) — Acquisition expense (15,644) (1,008) (6,069) Adjusted Noninterest Expense (g) 65,197 72,972 70,921 Income Tax Expense - Reported (h) 8,903 10,836 13,389 Net Income - Reported (a) - (c) + (d) - (f) - (h) = (i) $38,693 $44,167 $49,736 (1) (b) - (c) + (e) - (g) = (j) $49,076 $43,354 $52,928 Adjusted Net Income Average shares for basic EPS (k) 43,041,660 43,011,496 43,331,988 Average shares for diluted EPS (l) 43,177,986 43,020,055 43,331,988 Reported Basic EPS (i) / (k) $0.90 $1.03 $1.15 Reported Diluted EPS (i) / (l) $0.90 $1.03 $1.15 Adjusted Basic EPS (j) / (k) $1.14 $1.01 $1.22 Adjusted Diluted EPS (j) / (l) $1.14 $1.01 $1.22 EFFICIENCY RATIO Amortization of other intangible assets (m) $3,175 $3,176 $3,235 Reported Efficiency Ratio (f - m) / (a + d) 51.94% 51.68% 51.25% Adjusted Efficiency Ratio (g - m) / (b + e) 41.71% 51.17% 47.39% (2) PROFITABILITY Total Average Assets (n) $16,485,556 $14,965,628 $14,397,852 Total Average Stockholders Common Equity (o) $2,418,038 $2,369,225 $2,241,512 (3) (p) $1,328,568 $1,276,545 $1,138,340 Total Average Tangible Common Equity Reported Return on Average Assets (i) / (n) 0.94% 1.19% 1.39% Reported Return on Average Common Equity (i) / (o) 6.44% 7.50% 8.90% Reported Return on Average Common Tangible (i) / (p) 11.71% 13.92% 17.52% Adjusted Return on Average Assets (j) / (n) 1.20% 1.17% 1.47% Adjusted Return on Average Common Equity (j) / (o) 8.16% 7.36% 9.47% Adjusted Return on Tangible Common Equity (j) / (p) 14.86% 13.66% 18.65% (1) Assumes an adjusted effective tax rate of 18.7%, 21.3% and 21.2%, for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. (2) Annualized. 39 (3) Excludes average balance of goodwill and net other intangible assets.

APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Adjusted Net Income, EPS, Efficiency Ratio and Profitability Ratios – Annual Periods For the Year Ended December 31, ($ in thousands except per share data) 2019 2018 2017 2016 2015 Net Interest Income - Reported (a) $504,757 $326,252 $265,478 $183,806 $154,098 Unexpected income recognized on credit impaired acquired loans (5,120) (3,711) (4,063) (1,765) (1,272) Adjusted Net Interest Income (b) 499,637 322,541 261,415 182,041 152,826 Provision Expense - Reported (c) 14,805 9,860 8,265 9,440 9,231 Noninterest Income - Reported (d) 78,176 42,224 41,287 19,555 16,128 Gain on sale of loans (6,779) — (351) — (116) (Gain) loss on sale of branch (1,549) — (2,917) 43 — Gain on sale of trust business (1,319) — — — — Gain on sale of other real estate (875) (269) (850) (62) (290) (Gain) loss on sale of securities available for sale (275) 581 (124) (4) (134) Loss (gain) on sale and disposal of premises and equipment 585 (123) 21 (32) 358 Recoveries on loans charged off prior to acquisition (2,101) (962) (1,182) — — Adjusted Noninterest Income (e) 65,863 41,451 35,884 19,500 15,946 Noninterest Expense - Reported (f) 321,864 198,619 176,813 113,790 103,198 Separation expense (3,421) — — (2,575) — OREO impairment (1,801) (85) (1,412) (106) (35) IPO related stock grants — (136) (508) (543) (624) Impairment of assets (1,173) — — — — Acquisition expense (42,744) (8,958) (17,259) (3,121) (3,954) Adjusted Noninterest Expense (g) 272,725 189,440 157,634 107,445 98,585 Income Tax Expense - Reported (h) 53,528 31,738 45,175 26,591 19,011 (a) - (c) + (d) - (f) - (h) = (i) $192,736 $128,259 $76,512 $53,540 $38,786 Net Income - Reported (1) Adjusted Net Income (b) - (c) + (e) - (g) = (j) $219,582 $132,183 $88,878 $56,563 $41,056 Average shares for basic EPS (k) 43,245,418 29,599,119 25,636,292 18,501,663 17,321,513 Average shares for diluted EPS (l) 43,245,418 29,599,119 25,742,362 18,588,309 17,406,108 Reported Basic EPS (i) / (k) $4.46 $4.33 $2.98 $2.89 $2.23 Reported Diluted EPS (i) / (l) $4.46 $4.33 $2.97 $2.88 $2.21 Adjusted Basic EPS (j) / (k) $5.08 $4.47 $3.47 $3.06 $2.37 Adjusted Diluted EPS (j) / (l) $5.08 $4.47 $3.45 $3.04 $2.36 EFFICIENCY RATIO Amortization of other intangible assets (m) $12,880 $5,739 $4,639 $1,964 $1,555 Reported Efficiency Ratio (f - m) / (a + d) 53.01% 52.35% 56.13% 54.99% 59.71% Adjusted Efficiency Ratio (g - m) / (b + e) 45.95% 50.47% 51.46% 52.34% 57.49% PROFITABILITY Total Average Assets (n) $14,555,315 $9,478,934 $7,966,421 $5,469,542 $4,395,552 Total Average Stockholders Common Equity (o) $2,267,103 $1,476,688 $1,139,573 $635,864 $540,489 (2) Total Average Tangible Common Equity (p) $1,164,915 $751,911 $568,071 $362,287 $294,133 Reported Return on Average Assets (i) / (n) 1.32% 1.35% 0.96% 0.98% 0.88% (3) (i) / (o) 8.50% 8.69% 6.71% 8.42% 7.13% Reported Return on Average Common Equity (3) (i) / (p) 16.55% 17.06% 13.47% 14.78% 13.10% Reported Return on Average Common Tangible Adjusted Return on Average Assets (j) / (n) 1.51% 1.39% 1.12% 1.03% 0.93% (3) (j) / (o) 9.69% 8.95% 7.80% 8.90% 7.60% Adjusted Return on Average Common Equity (3) (j) / (p) 18.85% 17.58% 15.65% 15.61% 13.96% Adjusted Return on Tangible Common Equity (1) Assumes an adjusted effective tax rate of 21.0%, 19.7%, 32.4%, 33.2%, and 32.6% for the years ended December 31, 2019, 2018, 2017, 2016, and 2015, respectively. (2) Excludes average balance of goodwill and net other intangible assets and preferred stock. 40 (3) 2015 net income adjusted to exclude 2015 YTD preferred stock dividend of $240.APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Adjusted Net Income, EPS, Efficiency Ratio and Profitability Ratios – Annual Periods For the Year Ended December 31, ($ in thousands except per share data) 2019 2018 2017 2016 2015 Net Interest Income - Reported (a) $504,757 $326,252 $265,478 $183,806 $154,098 Unexpected income recognized on credit impaired acquired loans (5,120) (3,711) (4,063) (1,765) (1,272) Adjusted Net Interest Income (b) 499,637 322,541 261,415 182,041 152,826 Provision Expense - Reported (c) 14,805 9,860 8,265 9,440 9,231 Noninterest Income - Reported (d) 78,176 42,224 41,287 19,555 16,128 Gain on sale of loans (6,779) — (351) — (116) (Gain) loss on sale of branch (1,549) — (2,917) 43 — Gain on sale of trust business (1,319) — — — — Gain on sale of other real estate (875) (269) (850) (62) (290) (Gain) loss on sale of securities available for sale (275) 581 (124) (4) (134) Loss (gain) on sale and disposal of premises and equipment 585 (123) 21 (32) 358 Recoveries on loans charged off prior to acquisition (2,101) (962) (1,182) — — Adjusted Noninterest Income (e) 65,863 41,451 35,884 19,500 15,946 Noninterest Expense - Reported (f) 321,864 198,619 176,813 113,790 103,198 Separation expense (3,421) — — (2,575) — OREO impairment (1,801) (85) (1,412) (106) (35) IPO related stock grants — (136) (508) (543) (624) Impairment of assets (1,173) — — — — Acquisition expense (42,744) (8,958) (17,259) (3,121) (3,954) Adjusted Noninterest Expense (g) 272,725 189,440 157,634 107,445 98,585 Income Tax Expense - Reported (h) 53,528 31,738 45,175 26,591 19,011 (a) - (c) + (d) - (f) - (h) = (i) $192,736 $128,259 $76,512 $53,540 $38,786 Net Income - Reported (1) Adjusted Net Income (b) - (c) + (e) - (g) = (j) $219,582 $132,183 $88,878 $56,563 $41,056 Average shares for basic EPS (k) 43,245,418 29,599,119 25,636,292 18,501,663 17,321,513 Average shares for diluted EPS (l) 43,245,418 29,599,119 25,742,362 18,588,309 17,406,108 Reported Basic EPS (i) / (k) $4.46 $4.33 $2.98 $2.89 $2.23 Reported Diluted EPS (i) / (l) $4.46 $4.33 $2.97 $2.88 $2.21 Adjusted Basic EPS (j) / (k) $5.08 $4.47 $3.47 $3.06 $2.37 Adjusted Diluted EPS (j) / (l) $5.08 $4.47 $3.45 $3.04 $2.36 EFFICIENCY RATIO Amortization of other intangible assets (m) $12,880 $5,739 $4,639 $1,964 $1,555 Reported Efficiency Ratio (f - m) / (a + d) 53.01% 52.35% 56.13% 54.99% 59.71% Adjusted Efficiency Ratio (g - m) / (b + e) 45.95% 50.47% 51.46% 52.34% 57.49% PROFITABILITY Total Average Assets (n) $14,555,315 $9,478,934 $7,966,421 $5,469,542 $4,395,552 Total Average Stockholders Common Equity (o) $2,267,103 $1,476,688 $1,139,573 $635,864 $540,489 (2) Total Average Tangible Common Equity (p) $1,164,915 $751,911 $568,071 $362,287 $294,133 Reported Return on Average Assets (i) / (n) 1.32% 1.35% 0.96% 0.98% 0.88% (3) (i) / (o) 8.50% 8.69% 6.71% 8.42% 7.13% Reported Return on Average Common Equity (3) (i) / (p) 16.55% 17.06% 13.47% 14.78% 13.10% Reported Return on Average Common Tangible Adjusted Return on Average Assets (j) / (n) 1.51% 1.39% 1.12% 1.03% 0.93% (3) (j) / (o) 9.69% 8.95% 7.80% 8.90% 7.60% Adjusted Return on Average Common Equity (3) (j) / (p) 18.85% 17.58% 15.65% 15.61% 13.96% Adjusted Return on Tangible Common Equity (1) Assumes an adjusted effective tax rate of 21.0%, 19.7%, 32.4%, 33.2%, and 32.6% for the years ended December 31, 2019, 2018, 2017, 2016, and 2015, respectively. (2) Excludes average balance of goodwill and net other intangible assets and preferred stock. 40 (3) 2015 net income adjusted to exclude 2015 YTD preferred stock dividend of $240.

APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Common Share – Quarterly Periods ($ in thousands, except per share information) June 30, 2020 March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 Tangible Common Equity Total common stockholders equity $2,424,960 $2,386,285 $2,339,773 $2,298,932 $2,249,342 Adjustments: Goodwill (994,021) (994,021) (994,021) (994,021) (994,097) Other intangible assets, net (94,390) (97,565) (100,741) (106,855) (110,090) Tangible Common Equity $1,336,549 $1,294,699 $1,245,011 $1,198,056 $1,145,155 Tangible Assets Total Assets $16,986,025 $15,573,868 $14,958,207 $14,959,127 $14,708,922 Adjustments: Goodwill (994,021) (994,021) (994,021) (994,021) (994,097) Other intangible assets, net (94,390) (97,565) (100,741) (106,855) (110,090) Tangible Assets $15,897,614 $14,482,282 $13,863,445 $13,858,251 $13,604,735 Common shares outstanding 43,041,119 43,041,776 42,950,228 42,952,642 42,953,818 Tangible Common Equity To Tangible Assets 8.41% 8.94% 8.98% 8.65% 8.42% Book value per common share $56.34 $55.44 $54.48 $53.52 $52.37 Tangible book value per common share $31.05 $30.08 $28.99 $27.89 $26.66 41APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Common Share – Quarterly Periods ($ in thousands, except per share information) June 30, 2020 March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 Tangible Common Equity Total common stockholders equity $2,424,960 $2,386,285 $2,339,773 $2,298,932 $2,249,342 Adjustments: Goodwill (994,021) (994,021) (994,021) (994,021) (994,097) Other intangible assets, net (94,390) (97,565) (100,741) (106,855) (110,090) Tangible Common Equity $1,336,549 $1,294,699 $1,245,011 $1,198,056 $1,145,155 Tangible Assets Total Assets $16,986,025 $15,573,868 $14,958,207 $14,959,127 $14,708,922 Adjustments: Goodwill (994,021) (994,021) (994,021) (994,021) (994,097) Other intangible assets, net (94,390) (97,565) (100,741) (106,855) (110,090) Tangible Assets $15,897,614 $14,482,282 $13,863,445 $13,858,251 $13,604,735 Common shares outstanding 43,041,119 43,041,776 42,950,228 42,952,642 42,953,818 Tangible Common Equity To Tangible Assets 8.41% 8.94% 8.98% 8.65% 8.42% Book value per common share $56.34 $55.44 $54.48 $53.52 $52.37 Tangible book value per common share $31.05 $30.08 $28.99 $27.89 $26.66 41

APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Common Share – Annual Periods ($ in thousands, except per share information) December 31, 2019 December 31, 2018 December 31, 2017 December 31, 2016 December 31, 2015 Tangible Common Equity Total common stockholders equity $2,339,773 $1,606,433 $1,336,018 $672,365 $603,371 Adjustments: Goodwill (994,021) (721,797) (621,458) (258,319) (258,643) Other intangible assets, net (100,741) (45,042) (43,244) (14,177) (16,357) Tangible Common Equity $1,245,011 $839,594 $671,316 $399,869 $328,371 Tangible Assets Total Assets $14,958,207 $9,849,965 $8,684,463 $5,852,801 $5,055,000 Adjustments: Goodwill (994,021) (721,797) (621,458) (258,319) (258,643) Other intangible assets, net (100,741) (45,042) (43,244) (14,177) (16,357) Tangible Assets $13,863,445 $9,083,126 $8,019,761 $5,580,305 $4,780,000 Common shares outstanding 42,950,228 30,600,582 28,254,893 18,870,312 18,399,194 Tangible Common Equity To Tangible Assets 8.98% 9.24% 8.37% 7.17% 6.87% Book value per common share $54.48 $52.50 $47.28 $35.63 $32.79 Tangible book value per common share $28.99 $27.44 $23.76 $21.19 $17.85 42APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Common Share – Annual Periods ($ in thousands, except per share information) December 31, 2019 December 31, 2018 December 31, 2017 December 31, 2016 December 31, 2015 Tangible Common Equity Total common stockholders equity $2,339,773 $1,606,433 $1,336,018 $672,365 $603,371 Adjustments: Goodwill (994,021) (721,797) (621,458) (258,319) (258,643) Other intangible assets, net (100,741) (45,042) (43,244) (14,177) (16,357) Tangible Common Equity $1,245,011 $839,594 $671,316 $399,869 $328,371 Tangible Assets Total Assets $14,958,207 $9,849,965 $8,684,463 $5,852,801 $5,055,000 Adjustments: Goodwill (994,021) (721,797) (621,458) (258,319) (258,643) Other intangible assets, net (100,741) (45,042) (43,244) (14,177) (16,357) Tangible Assets $13,863,445 $9,083,126 $8,019,761 $5,580,305 $4,780,000 Common shares outstanding 42,950,228 30,600,582 28,254,893 18,870,312 18,399,194 Tangible Common Equity To Tangible Assets 8.98% 9.24% 8.37% 7.17% 6.87% Book value per common share $54.48 $52.50 $47.28 $35.63 $32.79 Tangible book value per common share $28.99 $27.44 $23.76 $21.19 $17.85 42